UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 17, 2006

IBSG INTERNATIONAL, INC.
(Exact name of registrant as specified in this charter)

Florida	000-029587	65-0705328
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1132 Celebration Blvd., Celebration, FL	34747
(Zip Code)	(Address of Principal Executive Offices)

Registrant's Telephone Number, including area code: (321) 939-6321

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On March 17, 2006, IBSG International, Inc. (the “Company”) executed an Agreement And Plan Of Merger And Reorganization with A-Division IT, Ltd. a corporation incorporated under the laws of the United Kingdom, London (primarily an IT International Technology Consultant). A-Division IT, Ltd. is engaged in international business development and consultancy in the Technology sector and is a subcontractor for BAE System's offset credit projects around the world.

Pursuant to the terms and conditions of the Agreement And Plan Of Merger And Reorganization, the Company receives all of the issued and capital stock of A-Division IT, Ltd..

The purchase price to be paid by the Company is as follows:

•
A payment of an aggregate of two million (2,000,000) restricted shares of common stock of the Company consisting of two hundred thousand (200,000) restricted shares of common stock of the Company paid at and the remainder to be issued in accordance with terms and conditions and the satisfaction underlying requirements outlined in the Agreement And Plan Of Merger And Reorganization; and

•
An additional payment of an aggregate of Eight Hundred Thousand Dollars ($800,000), such payment to be made in accordance with terms and conditions and the satisfaction underlying requirements outlined in the Agreement And Plan Of Merger And Reorganization.

A copy of the Agreement And Plan Of Merger And Reorganization is attached at Exhibit 2.1.

Effective March 18, 2006, Galaxy Five (PTY) Ltd, a South African entity which operates as a business consultant firm designed to improve vendor capabilities and produce vendor opportunities for the South African market with multi-national firms in specific vertical industries beginning with the mining industry of South Africa, acquired selected Company assets, specifically the Company’s right, title and interest in and to the asset known as the CAC contract in Nigeria and all associated assets (the “Asset”) as disclosed on the Asset Purchase Agreement between the parties.

The purchase price to be paid by Galaxy Five (PTY) Ltd for the Company Asset described above is as follows:

•	A payment of One Million Dollars ($1,000,000) for each year of the life of the Asset, but no less than four (4) years, payable pursuant to the terms listed in the Asset Purchase Agreement; and

•
An additional payment of Fifteen Million Dollars ($15,000,000), such payment to be generated from the additional revenue arising from the Asset over and above the license fees under the South African project.

A copy of the Asset Purchase Agreement is attached at Exhibit 2.2.

Item 9.01.  Financial Statements and Exhibits.

 Exhibit Index
(c)	Exhibits

2.1  Agreement And Plan Of Merger And Reorganization by and among IBSG International, Inc. and A-Division IT, Ltd.

2.2 Asset Purchase Agreement by and among IBSG International, Inc. and Galaxy Five (PTY) Ltd

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IBSG INTERNATIONAL, INC.

/S/ Michael Rivers
Michael Rivers
President

Date: March 24, 2006